Exhibit 77Q-1

(a)(1)	Amendment No. 39, effective May 8, 2017 (Voya GNMA Income Fund, Voya High Yield Bond Fund, and Voya Intermediate Bond Fund) Abolition of Class B Shares – Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Form N-1A Registration Statement on July 27, 2017 and incorporated herein by reference.

(e)(2)	Waiver letter dated August 1, 2017 to the Amended and Restated Investment Management Agreement between the Registrant and Voya Investments, LLC (with respect to Class P shares of Voya Floating Rate Fund and Voya High Yield Bond Fund) – Filed as an Exhibit to Post-Effective Amendment No. 92 to the Registrant’s Form N-1A Registration Statement on July 27, 2017 and incorporated herein by reference.